A Tri-annual Newsletter by NAMI CORP

FOCUS

2018 Volume 2

HIGHLIGHTS

1 *REVERSE ACQUISITION*

2 *EIA APPROVAL*

3 *NAMI SAFE LAUNCH*








NAMI SAFE
NAMI SAFE
LAUNCH

Chairman's Foreword



Dear Valued Stakeholders,

On behalf of the Board of Directors of NAMI Corp. and its subsidiaries (the "Group"), I have the pleasure in presenting to you the 2nd issue of our tri-annual newsletter.

The Group has been working tirelessly for these past few months and I am delighted to update you on our recent corporate developments. Following our successful completion of the recent reverse acquisition of SBS Mining Corporation Malaysia Sdn Bhd ("SBS"), NAMI Corp. is sitting on the cusp of exciting ventures specifically in the sea sand mining division.

Furthermore, the Environmental Impact Assessment ("EIA") report was approved with conditions by the Department Of Environment ("DOE") of Terengganu State of Malaysia on 2 September 2018, and subsequently by Jabatan Mineral dan Geosains Malaysia (Department of Mineral and Geoscience Malaysia) on 14 September 2018 on an area of 20.48km^2 located at the coastline of State of Terengganu, Malaysia. Together with the receipt of review and approval from all 13 relevant government agencies in favour of the mining operation, we expect to obtain the issuance of mining license from the Ministry of Water, Land and Natural Resources of Malaysia very soon to commence our sea sand mining operations.

While celebrating the gratifying news on one hand, on the other business front, NAMI Safe Penang was officially launched on 3 August 2018 and is now actively marketing and promoting its avant-garde security lockers. Agartha World project, on the other hand, is undergoing further due diligence.

Meanwhile, we are also in the midst of planning to inject a privately held related-party entity through which the Group will operate its granite mining business that is now in the offing. Overall, we are on track in managing all our projects and endeavours.

On behalf of the Board of Directors, I would like to express my gratitude to the management and staff of the Group for their relentless commitment and contribution towards the Group.

Momentum towards the success of the Group demands movement. Given the commendable progress, I expect the momentum of our plans to gather pace and drive the Group further forward into 2019. Honestly, I can't wait to celebrate our achievements come the 1st quarter of 2019, and am ready to share with all of you more good news in the immediate future.

Yours faithfully,

Tan Sri Dato' Sri Ong Tee Keat
Chairman

CONTENTS



ACQUISITION
NAMI CORP
SBS MINING CORPORATION





from / to Ipoh



NAMI SAFE
NAMI SAFE
LAUNCH

EDITORIAL POLICY

Period covered : 1 July 2018 to 31 October 2018

Private Circulation

1 REVERSE ACQUISITION


INFOGRAPHICS
NAMI CORP
SBS MINING CORPORATION

"...The newly acquired subsidiary is in the business of mining, exploration and trading of certain mineral ores and properties located in Malaysia..."

1.1 SBS Mining Corporation Malaysia Sdn Bhd

NAMI CORP

100% Subsidiary

SBS MINING CORPORATION

SBS Mining Corp Malaysia Sdn. Bhd.
(Company Registration No. : 829349-K)

The reverse acquisition of SBS Mining Corporation Malaysia Sdn Bhd ("SBS") was a leap forward for the Group. The corporate proposal was completed on 12 July 2018.

SBS, founded on 14 August 2008, was incorporated in Malaysia. The newly acquired subsidiary is in the business of mining, exploration and trading of certain mineral ores and properties located in Malaysia with its current foray in the mining of sea sand and trading of bauxite.

Sea Sand Mining

The wholly-owned subsidiary, through which NAMI Corp. operates its sea sand mining, is expected to boost the Group's future earnings moving forward, especially with the recent review and approval obtained on the environmental impact assessment ("EIA") report. The full EIA report is required before a concession grant can be given on an area of 20.48km^2 located at the coastline of State of Terengganu, Malaysia. With that, the Group anticipates the issuance of mining license prior to the commencement of its sea sand mining operations in the 1st half of 2019.

Bauxite

SBS has been long in the trading of bauxite trading. Since 2016, in response to the global demand of the aluminium-making ingredient from China, SBS has decided to venture into such business.

On 18 October 2018, the renewal on export license for bauxite was approved. With that, the Group expects to clear off existing stockpiles of bauxite.

1.2 Corporate Re-organisation

Following the reverse acquisition of SBS, NAMI Corp. has also seen a reshuffle of its board of directors and senior management to align NAMI Corp.'s core competences, with Tan Sri Dato' Sri Ong Tee Keat continuing to take the helm as Chairman of NAMI Corp, assisted by the new top management team in spearheading the strategic development, expansion and growth of NAMI Corp.

The diverse wealth of experience and expertise of the new team is identified and is going to be harnessed in a bid to bring NAMI Corp. to a higher plane of development prior to ushering in the eventful year of 2019.

On 4 July 2018, the Board of Directors ("Board") underwent a reshuffle by appointing Mr. Lok Khing Ming as Executive Director cum Secretary. Tan Sri Dato' Sri Ong relinquished his position as Chief Executive Officer cum Secretary while retaining and focusing on his chairmanship as Non-Executive Director and Chairman. Mr. Calvin Chin was appointed as the new Chief Executive Officer, Ms. Chantel Chan as Chief Operation Officer of compliance, Mr. SN Loh as Chief Operation Officer of operations, Mr. Lew Sze How as Chief Financial Officer of compliance, and Mr. MW Jason Chan as Chief Financial Officer of operations. Please refer to the tabulated specifics below.

BOARD OF DIRECTORS	Tan Sri Dato' Sri Ong Tee Keat	Chairman
	Lok Khing Ming	Executive Director
	Tan Sri Dato' Sri Dr Abdul Aziz bin Abdul Jaafar	Independent Non-Executive Director
	Dato' Nik Ismail Bin Nik Yusoff	Independent Non-Executive Director
	Soh Ooi Tech	Independent Non-Executive Director
SENIOR MANAGEMENT	Calvin Chin	Chief Executive Officer
	Chantel Chan	Chief Operations Officer, Compliance
	SN Loh	Chief Operations Officer, Operations
	Lew Sze How	Chief Financial Officer, Compliance
	MW Jason Chan	Chief Financial Officer, Operations

The newly minted strong team, characterised by its members' forte in their respective senior and pivotal positions in the various sectors are collectively committed to a strong vision to focus on substantial growth so as to create value for its stakeholders. NAMI Corp. under their stewardship is poised to march forward as a strong regional player in the mining industry.

2 Core Business: SEA SAND MINING


FIRST SCHEDULE
ENVIRONMENTAL IMPACT ASSESSMENT REPORT
CADANGAN MENDAPATKAN PASIR DASAR LAUT DI BAWAH
SEKSYEN 4, AKTA PELANTAR BENUA 1966, DI KAWASAN
PERAIRAN NEGERI TERENGGANU

2.1 EIA Approval

After months of activity and preparation, the Environmental Impact Assessment ("EIA") report was submitted to the Department of Environment ("DOE") of Terengganu State of Malaysia in July 2018, supported by the results of the preliminary survey and field work.

The EIA report was approved with conditions by the DOE of Terengganu State of Malaysia on 2 September 2018, and subsequently by Jabatan Mineral dan Geosains Malaysia (Department of Mineral and Geoscience Malaysia) on 14 September 2018.

The EIA was conducted on an area of 20.48km² located at the coastline of State of Terengganu, Malaysia ("Mining Area") to assess the impact towards the livelihood of the habitats and ecosystems surrounding the Concession Site. The objective of the report is to ensure mining activities are in compliance with ecological and environmental guidelines in order to keep in balance with wildlife and ecosystem within the vicinity of the Concession Site.

The approval of the EIA report is an important milestone as it showcases that the Concession Site meets the regulatory requirement before a concession is granted to operate any mining and extraction activities by the government.

2.2 Mining License

NAMI Corp. has since received the review and approval from all 13 relevant government agencies. With all these in hand, NAMI Corp. anticipates the issuance of mining license from the Ministry of Water, Land and Natural Resources of Malaysia very soon within the 4th quarter of 2018 before commencing its sea sand mining operations on the 20.48km² area located at the coastline of State of Terengganu, Malaysia.

2.3 Export License

Upon the issuance of mining license for its sea sand mining operations, NAMI Corp. expects to hit the beds off the coast of Terengganu in the 1st quarter 2019.

Furthermore, the Group also plans to apply for an export license in the 1st quarter of 2019 which is crucial in boosting the revenue stream of its sea sand mining and export business.

2.4 Future Plans

Monitoring Compliance

As a responsible corporation, NAMI Corp. strives to ensure high standards of governance in managing its businesses. The Group places high emphasis on its role and responsibility in the preservation of the ecology and habitat by positioning itself as a good steward over the natural resources.

In line with its focus on growth through responsible mining, the Group works to start off on the right foot on its maiden sea sand project. To ensure its ecological footprint is compliant with stipulated guidelines, NAMI Corp. is putting in place a monitoring compliance system by defining and outlining meticulous methods for sea sand mining and extraction processes, adhering strictly to the guidelines set by the authorities in the EIA report.

The monitoring programme will focus on 4 categories, namely (i) water quality by monitoring discharges from sand dredging activities such as copper, nickel, mercury, cadmium and chromium on a monthly basis, (ii) macroinfauna by monitoring macroinfauna populations to ensure their abundance and diversity, (iii) socio-economy and fishery resources by monitoring fish catches at nearby fish landing jetties to ensure fish catch and landings remain at healthy quantity and variety, and lastly (iv) marine traffic by monitoring number of accidents and locations at sea to ensure safety amidst the mining activities.

The compliance framework will be put in place from Day 1 itself to ensure that everything is done by the book, and more importantly, to persevere as much as possible the natural environment of the coast of Peninsula Malaysia. All these intents, purposes and processes have been listed in our EIA submission which has met the approval of the authorities.

Acquiring Dredgers

NAMI Corp. plans to acquire at least 2 dredging ships in the 2nd half of 2019, which are expected to boost its profit margins significantly, prior to its up-listing on Nasdaq.

With working capital in hand, the Group expects to invest in the dredgers. Moving forward, NAMI Corp. intends to establish a self-operated business model, namely from engineering and project management, extraction and mining to export, which is expected to contribute towards higher profit margins to the Group.



2.5 Sea Sand Demand

Sea sand is an increasingly global scarce resource. The demand for sea sand has soared globally mostly for industrial and land reclamation purposes. Generally, sand is a key ingredient for concrete, roads, glass, and electronics. In addition to land reclamation, massive amounts of sand are mined for shale gas extraction and beach re-nourishment programmes.

According to the United Nation Commodity Trade Statistics Database (UN COMTRADE), international trades value of sand has sky rocketed nearly 6-fold in the last 25 years (source link: http://comtrade.un.org/). There has been an increasing global concern over supply shortages to meet skyrocketing demand of sand.

The Department of Mineral & Geoscience Malaysia in 2015 reported that Singapore is Malaysia's largest importers for sand and gravel (47%), followed by Thailand (29%), and Vietnam (14%) (source link: http://www.nre.gov.my).

Land Reclamation Initiatives

Using Singapore as an illustration, the tiny island nation has expanded its physical land mass by about 24% since 1960 according to the Singapore Land Authority. By filling its sea along its coast with imported sand, the size of the country has steadily increased to 740km^2 in 2016 from circa 597km^2 in 1960. The country's shipping port, airport, Marina Bay Sands hotel and casino currently sit on land which did not previously exist. Its Ministry of National Development is currently undergoing its regular review a 2013 proposal in its bid to increase the nation's land size to 767km^2 by 2030 so as to further support its economic and population growth.

Another notable project is Hong Kong International Airport ("HKIA"). HKIA was built on reclaimed land in the late 1990s. Covering 12.48km^2 of reclaimed land between 2 islands of Chek Lap Kok and Lam Chau, HKIA increased the land area of Hong Kong by nearly 1%. Currently, it is looking to expand by adding a 3rd runway, which is slated for completion by 2024.

In Malaysia, Penang Island was noteworthy for its coastal reclamation initiatives in response to a vibrant economy. According to a 2017 research report entitled "Land reclamation and artificial islands: Walking the tightrope between development and conservation" by Su Yin Chee from Universiti Sains Malaysia, reclamation increased 7-fold from 1980 to 2000 with reclaiming of almost the entire east coast of Penang Island. The construction of Penang Island's Free Trade Zone in the 1970s led to the reclamation of the entire bay north of Batu Maung on the southeast coast. By 2015, expansions from both existing and new projects on the northeast of the island (Straits Quay) brought the total reclaimed are is 9.5km^2 (source link: https://www.sciencedirect.com/science/article/pii/S2351989417301336).

The extent of reclaimed land is expected to dramatically increase between 2017 and 2030 with the construction of 5 proposed new artificial islands on the northeast and south coasts as well as Queensbay Waterfront. On completion of the 5 proposed artificial islands and additional land reclamation, the area of reclaimed land in Penang Island will be 32.3 km^2 (7,981 acres), increasing the size of Penang Island by 10% (source link: https://www.sciencedirect.com/science/article/pii/S2351989417301336).



Land Reclamation of Hong Kong International Airport



Land Reclamation of Straits Quay of Penang



Land Reclamation of Marine Bay Singapore

2.6 Project Status

EIA Field Work	Jun 2018
EIA Report Submission	July 2018
EIA Report Approval	Sep 2018
Mining License	4Q 2018
Export License	1Q 2019
Commencement of Operations	1Q 2019

Good to Know...

The use of sand dates back to 6,000 BC when it was used to grind and polish stones to make sharp objects. Today, together with gravel, it is a key ingredient in concrete, asphalt and glass and used in everything from the dinner plate to roof shingles, highways, roads and skyscrapers, among countless other uses.

3 Prospective Business: GRANITE MINING

3.1 Progress: Mining License Application

NAMI Corp.'s foray into granite mining is taking shape. The Group is planning to inject a privately held related-party entity into NAMI Corp. through which the Group will operate its granite mining business.

The Group is of the view of that the acquisition of the granite mining entity will contribute towards diversification of its core business in mining. The strategic and forward thinking move is expected to create operational and financial synergies to the Group's overall core businesses.

The Group has consulted with the Department of Environment ("DOE") of Perak to discuss the specifications of geological and feasibility studies required in preparation of an EIA report for a piece of quarry land measuring approximately 6.07 hectares (15 acres) located in Mukim Kampar, Daerah Kampar in Perak.

Upon the approval of the EIA report, the Group will then be required to prepare an Environmental Management Plan ("EMP") as well as an Erosion Sediment Control Plan in order to facilitate the issuance of Surat Kelulusan Skim Kuari ("SKSK" or Letter of Approval for Quarry Scheme) by the Department of Mineral and Geoscience Malaysia (Jabatan Mineral dan Geosains Malaysia), Ministry of Water, Land and Natural Resources. With all these documents in hand, the Group will then apply for mining license with the Perak Land Office.

With the mining license in hand from the Perak Land Office, the granite mining division will then commence its operations, which is expected to come to fruition in the 4th quarter of 2019.


6.07 hectares granite reserve located in Forest Reserve in Mukim Kampar, Kinta District.
from / to Ipoh
from / to Kuala Lumpur

3.2 Project Status

Commencement of EIA & Geological Studies	4Q 2018
Commencement of Operation	4Q 2019

Good to Know...

Granite is the most common igneous rock found on the surface of the earth and its uses and applications are wide and manifold. Aside for its use in the construction industry such as buildings and infrastructure, it is used for a variety of everyday objects that we are familiar with such as floor tiles, paving stones, stairs, counters and table tops.

4 Prospective Business: NAMI SAFE


NAMI SAFE
NAMI SAFE
LAUNCH

Chairman Tan Sri Dato' Sri Ong gave his opening speech on stage.

4.1 Official Launch of NAMI Safe

The official launch of NAMI Safe was successfully held in Straits Quay Event Hall, Penang on Friday, 3 August 2018. The event was well attended. Throughout the event, many attendees seized the opportunity to try out the facilities as NAMI Safe's staffs showcased and explained in detail the workings of the avant-garde safe deposit locker system.

Chairman of NAMI Corp., Tan Sri Dato' Sri Ong Tee Keat in his opening speech said, "We, via NAMI Safe, are proud to introduce the SafeStore Auto (SSA) self-automated robotised locker system. It is considered state-of-the-art in Malaysia. Where once bank safety boxes were the only vaulted and secure security option for the safe-keeping of valuables and documents, privately operated safety boxes are now becoming more available today. Aside from the fact that they are much more easily available compared to those in the banks, they also have many other advantages. The public now has the option of our avant-garde self-automated safety lockers, known under the brand name NAMI Safe."


NAMI SAFE

NAMI Safe Penang branch office

Chairman of NAMI Corp., Tan Sri Dato' Sri Ong Tee Keat added, "The safety and security market is valued at more than US40 billion annually with exciting growth expected. This stems from increasing demand arising from economic development, increasing urbanisation, higher personal incomes and more importantly, concerns over escalating needs for security protection against sophisticated crime. We plan to extend these facilities to more locations in Malaysia with a view to explore the establishment of NAMI Safe in overseas markets." NAMI Safe Penang is the company's second safety lockers facility, with its first one already operational in Sibu.


Why rent NAMI SAFE safety
PARTICULARS
NAMI SAFE

Following the official launch of its 2nd facility in Penang, NAMI Corp., via NDC, focuses on growing the sales and marketing arm of NAMI Safe at this juncture and expects to boost its revenue in the foreseeable future.

Senior Operations Manager of NDC Eric presented facilities of NAMI Safe.


Welcome reception of guests


Guest registration


NAMI Safe launch gimmick


NAMI SAFE
Auspicious opening by lion dance


Guests listening attentively to NAMI Safe's presentation


Demonstration on NAMI Safe SSA system

NAMI Safe is currently operated under Nami Development Capital Sdn Bhd ("NDC"), a private entity owned and managed by common board of directors and key management of NAMI Corp.

In view of the potential demand for personal security solutions spurred by concerns over rising crime, the Group recognises the niche and growth potential of NAMI Safe which offers one of the first avant-garde self-automated safety lockers in Malaysia via its 2 branches located in Straits Quay, Penang as well as Sibu, Sarawak.

The infrastructure operates under SafeStore Auto (SSA), a safe deposit locker system which combines the next-generation automated technology. The safe deposit lockers are housed in a reinforced vault, backed by 24 hours armed security guards and CCTVs, motion detectors embedded with alarm systems. Each SSA unit is accessible 24/7 via advanced customer identification features.

We are currently located at...


SAFE STORE AUTO (SSA) SYSTEM
NAMI SAFE

NAMI SAFE (Penang)
3G-G-3A, Straits Quay,
Jalan Tanjung Pinang,
Penang, Malaysia.
+604-893 0283


MANUAL OPERATES SAFETY BOXES
NAMI SAFE

NAMI SAFE (Sibu)
32, Lorong Sena 8,
Jalan Pahlawan, 96000 Sibu,
Sarawak, Malaysia.
+6010-962 8817 (Mr Liew)
+6016-870 7233 (Ms Lee)

NAMI CORP. (Stock Code: NINK)
112 North Curry Street,
Carson City, 89703-4934
www.nink-cs.com

Affiliate Office :
Unit M2-3, Level M2,
The Vertical Podium Avenue 3,
Bangsar South City, No. 8 Jalan Kerinchi,
59200 Kuala Lumpur, Malaysia.

For more information on NAMI's investor-related matters, please contact NAMI Investor Relations Team via email at info@nami-corp.com